Exhibit 10.2

FIRST AMENDMENT

TO EXCLUSIVE LICENSE AGREEMENT

This First Amendment to Exclusive License Agreement (this “Amendment”) is made and entered into effective September 1, 2008, between Interleukin Genetics, Inc., a Delaware corporation having its principal office at 135 Beaver Street, Waltham, MA 02452 (“IG”) and Access Business Group International LLC, having offices at 7575 Fulton Street, East, Ada, Michigan 49355-001 (“ABG”).

WHEREAS, ABG and IG are parties to that certain Exclusive License Agreement effective March 5, 2003 (the “License Agreement”); and

WHEREAS, ABG and IG are parties to various Research Agreements effective, respectively, on March 5, 2003; June 17, 2004 (as amended); March 5, 2005; March 18, 2005; June 30, 2006; January 1, 2007; and January 31, 2008 (the “Research Agreements”); and

WHEREAS, the parties wish to amend the License Agreement in accordance with the terms and conditions of this Amendment and to confirm their understanding with respect to intellectual property rights arising under the Research Agreements.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged ABG and IG agree as follows:

1.                                       Amendments to License Agreement.

(a)                                  As of the date hereof, the license and any other rights granted by IG to ABG in Section 3.1 of the License Agreement shall be converted to a nonexclusive license and, in connection therewith, Section 3.1 of the License Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

“3.1 IG hereby grants to ABG a non-exclusive license with the right to grant sublicenses, to practice in the Licensed Field under the IG Patent Rights, the IG Technology and IG’s interest in the Program Patent Rights and Program Inventions to make, have made, use, sell offer for sale and import Nutrigenomics Consumables and Dermagenomic Consumables in the Licensed Territory and in the Licensed Field and to sell Nutrigenomics Tests and Dermagenomics Tests in the Licensed Territory and in the Licensed Field for the term of this Agreement unless earlier terminated pursuant to the terms hereof; provided, however that such license does not include the right to perform or sublicense others to perform Dermagenomics Test or Nutrigenomics Tests.”

(b)                                 A new Section 3.2 is hereby added to the License Agreement which shall provide as follows:

“3.2 During the term of the Agreement, IG agrees that its intent is to collaborate with and grant licenses to pharmaceutical, biotechnology, diagnostic, molecular diagnostic, consumer products, medical device and healthcare management companies under the IG Patent Rights, the IG Technology and IG’s interest in the Program Patent

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Rights and Program Inventions to make, have made, use, sell, offer for sale, export or import genetic tests. Pertaining to license grants in Nutrigenomics Tests, Dermagenomics Tests, Nutrigenomics Consumables or Dermagenomics Consumables in the Licensed Territory and in the Licensed Field, IG agrees not to grant to any of the companies on the attached Schedule A a license under the IG Patent Rights, the IG Technology and IG’s interest in the Program Patent Rights and Program Inventions to make, have made, use, sell, offer for sale, export or import Nutrigenomics Tests, Dermagenomics Tests, Nutrigenomics Consumables or Dermagenomics Consumables in the Licensed Territory and in the Licensed Field and IG further agrees to include such restriction in all of its licenses of such IG Patent Rights, IG Technology and IG’s interest in the Program Patent Rights and Program Inventions.  IG agrees that ABG may from time to time request additions to Schedule A and such Schedule A shall be amended in a written document executed by both parties promptly upon such request.”

(c)                                  A new Section 3.3 is hereby added to the License Agreement, which shall provide as follows:

“3.3 If IG desires to make, have made, use, sell, offer for sale and import any Nutrigenomics Consumable or Dermagenomics Consumables that is a Program Invention under the Research Agreements, and of which ABG has sole and exclusive ownership, IG must separately obtain a license to do so from ABG.”

(d)                                 Section 4.1 of the License Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

“4.1 ABG will pay to IG a royalty of [***] percent ([***]%) of the Manufacturing Cost of Dermagenomics and Nutrigenomics Consumable sold by ABG and its Related Companies, [***].”

(e)                                  Section 6.5 of the License Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

“6.5                           ABG shall have the right to terminate this Agreement, without cause, on thirty (30) days advance written notice to IG.”

(f)                                    Section 7.3(c) of the License Agreement is hereby amended by adding the following sentence to the end of this section:

“Costs for any changes made or any countries added at the request of ABG shall be paid for by ABG.”

(g)                                 Section 7.4 of the License Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

“7.4. Subject to Section 5.8, either Party may make public disclosures or provide publicity with regard to the Program Patent Rights and Licensed Information and its application in the Licensed Fields, provided that a disclosing Party shall make reasonable

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

efforts to provide notice to the other Party beforehand and allow the other Party to comment on any such proposed disclosure or publicity.”

(h)                                 Article VIII of the License Agreement is hereby deleted in its entirety.

2.                                       Intellectual Property Rights – Research Agreements.  For the avoidance of doubt, ABG and IG desire to confirm their agreement with respect to ownership of intellectual property rights arising under the Research Agreements.

(a)                                  IG’s Intellectual Property Rights.  Specifically as set forth in the Research Agreements (except for the Research Agreement effective March 18, 2005, which is separately addressed in this Section 2(a)), effective as of the date of each such Research Agreement, IG shall have the sole and exclusive ownership of all inventions, discoveries, improvements or other proprietary intellectual property rights relating to genomics tests arising under the research program set forth in each respective agreement, with full rights to license or sublicense.  With respect to the Research Agreement between the Parties effective March 18, 2005, IG shall have the sole and exclusive ownership of all inventions, discoveries, improvements or other proprietary intellectual property rights arising under the research program set forth therein, with full rights to license or sublicense.

(b)                                 ABG’s Intellectual Property Rights.  Specifically as set forth in the Research Agreements (except for the Research Agreement effective March 18, 2005, which is separately addressed in Section 2(a) above), effective as of the date of each such Research Agreement, ABG shall have the sole and exclusive ownership of all inventions, discoveries, improvements or other proprietary intellectual property rights relating to nutritional or skincare products arising under the research program set forth in each respective agreement, with full rights to license or sublicense.

3.                                       All capitalized terms herein shall have the meanings set forth in the License Agreement.

4.                                       Except as set forth herein, all remaining terms and conditions of the License Agreement shall remain unchanged and in full force and effect.

5.                                       The terms of this Amendment shall be construed and governed in accordance with the laws of the State of Michigan, without regard to the choice of law principles of Michigan or any other state or country.

6.                                       This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute but one and the same instrument. No agreement hereafter made shall be effected to change, modify, or discharge this Amendment, in whole or in part, unless such agreement is in writing and signed by or on behalf of the party against whom the enforcement of the change, modification, or discharge is sought.  This Amendment shall be binding on the parties hereto and their respective personal and legal representatives, successors, and permitted assigns.  Each person whose signature appears below represents and warrants that he or she has the authority to bind the entity on whose behalf he or she has executed this Amendment.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Exclusive License Agreement effective as of the date set forth above.

ACCESS BUSINESS GROUP
INTERNATIONAL LLC		INTERLEUKIN GENETICS, INC.

By:	/s/ Jay G. Ertl	By:	/s/ Lewis H. Bender

Its:	Vice President - Product Supply	Its:	Chief Executive Officer

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE A

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Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.